PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102



                                              November 29, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


      Re:	Prudential Institutional Liquidity Portfolio, Inc.
             File No. 811-5336


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund for the fiscal year ended September 30, 2007. The enclosed is being filed electronically via the EDGAR System.


                                              Yours truly,


							/s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                Assistant Secretary





       This report is signed on behalf of the
Registrant in the City of Newark and State of New
Jersey on the 29th day of November 2007.



Prudential Institutional Liquidity Portfolio, Inc.



Witness:  /s/ Louanna P. Lanier			By:  /s/ Jonathan D. Shain
          Louanna P. Lanier	Jonathan D. Shain
       	Assistant Secretary



L:\MFApps\CLUSTER 2\N-SARS\PILP\2007\Semi-Annual cover.doc